EXHIBIT 10.1
AMENDMENT NO. 1
TO
EMPLOYMENT AGREEMENT
THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (the “Amendment”) is effective as of October 4, 2006 by and between Spark Networks plc (the “Company”) and Mark G. Thompson (“Executive”). Capitalized terms used herein and not defined shall have the meanings given to them in the Employment Agreement, effective October 4, 2004, between Executive and the Company (the “Agreement”).
Intending to be legally bound hereby, the parties hereto agree that the first sentence of Section 4(a) of the Agreement is amended and restated, in its entirety, as follows: “The Company shall pay to Executive an annual salary at a rate of not less than $225,000 per year (the “Base Salary”), paid in accordance with the Company’s regular and normal payroll practices and withholdings.”
Except as expressly amended hereby, the Agreement remains in full force and effect in accordance with its terms. Notwithstanding the foregoing, to the extent that there is any inconsistency between the provisions of the Agreement and this Amendment, the provisions of this Amendment shall control.
IN WITNESS WHEREOF, the parties have executed this Amendment on September 14, 2006.
SPARK NETWORKS PLC

/s/ David E. Siminoff
By: David E. Siminoff, CEO
EXECUTIVE

/s/ Mark G. Thompson
Mark G. Thompson